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     The following pages contain the Financial Statement Schedules as specified by 12(a) of Part IV of Form 10-K.

                                 EXHIBIT 12(A)

         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES SALTON, INC.

                                                                    YEAR ENDED
                                               -----------------------------------------------------
                                                  2003       2002        2001        2000       1999
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                                                            (THOUSANDS, EXCEPT RATIOS)
Fixed Charges Interest and amortization of
  debt issuance costs on all indebtedness      $41,008    $43,357    $ 39,043    $ 31,102    $15,864
  Add interest element implicit in rentals       3,807      3,040       3,724       1,923      1,158
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    Total fixed charges                        $44,815    $46,397    $ 42,767    $ 33,025    $17,022
Income
  Income before income taxes                   $10,916    $44,541    $ 73,846    $146,903    $53,863
  Add fixed charges                             44,815     46,397      42,767      33,025     17,022
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  Income before fixed charges and income
    taxes                                      $55,731    $90,938    $116,613    $179,928    $70,885
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Ratio of earnings to fixed charges                1.24       1.96        2.73        5.45       4.16